N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Third Quarter 2019 Results

•	Oil production averaged 89.7 MBbls/d; up 8% sequentially

•	2019 Exploration & Development capital guidance range lowered to $1.3 - 1.4 billion

•	Reduced per unit production expense 12% year-over-year

DENVER, November 4, 2019 - Cimarex Energy Co. (NYSE: XEC) today reported third quarter 2019 net income of $40.5 million, or $0.39 per share, compared to $148.4 million, or $1.56 per share, in the same period a year ago. Third quarter 2019 results were negatively impacted by a non-cash charge related to the impairment of oil and gas properties. Third quarter adjusted net income (non-GAAP) was $92.9 million, or $0.91 per share, compared to third quarter 2018 adjusted net income (non-GAAP) of $189.6 million, or $1.99 per share1. Net cash provided by operating activities was $320.1 million in the third quarter of 2019 compared to $453.5 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $360.7 million in the third quarter of 2019 compared to $388.7 million in the third quarter a year ago1.

Oil production averaged 89.7 thousand barrels (MBbls) per day, up 40 percent from the same period a year ago and up eight percent sequentially. Total company production volumes for the quarter averaged 287.1 thousand barrels of oil equivalent (MBOE) per day.

Realized product prices were down in the third quarter compared to the same quarter a year ago. Realized oil prices averaged $52.71 per barrel, down 10 percent from the $58.25 per barrel received in the third quarter of 2018. Realized natural gas prices averaged $0.88 per thousand cubic feet (Mcf), down 52 percent from the third quarter 2018 average of $1.84 per Mcf but up 76 percent sequentially. NGL prices averaged $10.80 per barrel, down 58 percent from the $25.72 per barrel received in the third quarter of 2018. See footnotes to the Average Realized Prices by Region table below for ASC 606 impact on realized prices.

Natural gas prices were negatively impacted by local price differentials. Cimarex's average differential to Henry Hub on its Permian natural gas production was $1.83 per Mcf in the third quarter of 2019 compared to $1.25 per Mcf in the third quarter of 2018 and $3.10 in the second quarter of 2019. In the Mid-Continent region, the company's average differential to Henry Hub was $0.66 per Mcf versus $0.94 per Mcf in the third quarter of 2018 and $0.86 in the second quarter of 2019. Our realized Permian oil differential to WTI Cushing improved and averaged $3.76 per barrel in the quarter, compared to $14.34 per barrel in the third quarter of 2018 and $5.80 per barrel in the second quarter of 2019.

Production expense averaged $3.34 per BOE for the third quarter, down 12 percent compared to the same period a year ago and down five percent sequentially.

Cimarex invested $296 million in exploration and development (E&D) during the third quarter, of which $221 million is attributable to drilling and completion activities. Cimarex invested $19 million in midstream assets during the quarter. Third quarter investments were funded with cash flow from operating activities. Total debt at September 30, 2019 consisted of $2.0 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $24 million. Debt was 35 percent of total capitalization2.

Outlook
Fourth quarter 2019 production volumes are expected to average 272 - 292 MBOE per day. Oil volumes are estimated to average 86.0 - 92.0 MBbls per day in the fourth quarter, essentially flat sequentially at the midpoint, with Permian growth expected to outpace total company growth. Total 2019 daily annual oil volumes are estimated to average 84.5 - 86.5 MBbls per day with total production volumes expected to average 274 - 278 MBOE per day, up three percent at the midpoint from previous guidance due primarily to higher than expected NGL recoveries.

Estimated 2019 exploration and development investment is $1.30 – 1.40 billion, down four percent at the midpoint from guidance given in February. Midstream investments are estimated to total approximately $70 million in 2019.

Expenses per BOE of production for 2019 are estimated to be:

Production expense	$3.30 - 3.55
Transportation, processing and other expense	1.80 - 2.20
DD&A and ARO accretion	7.75 - 8.75
General and administrative expense	0.95 - 1.10
Taxes other than income (% of oil and gas revenue)	6.0 - 7.0%

Cimarex Chairman and CEO, Tom Jorden, said, "We have seen strong execution in 2019, which we expect to continue into 2020. Our initial planning indicates that we will generate meaningful free cash flow in 2020 using a flat $50 per barrel WTI price and NYMEX gas price of $2.50 per Mcf, adjusted for basis differentials."

Operations Update
Cimarex invested $296 million in E&D during the third quarter, 84 percent in the Permian Basin and 16 percent in the Mid-Continent. Cimarex brought 96 gross (21 net) wells on production during the quarter. At September 30, 79 gross (34 net) wells were waiting on completion. Cimarex currently is operating eight drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Gross wells
Permian Basin	44	33	100	82
Mid-Continent	52	82	144	176
	96	115	244	258
Net wells
Permian Basin	16	24	53	46
Mid-Continent	5	20	16	36
	21	44	69	82

Permian Region
Production from the Permian region averaged 198.6 MBOE per day in the third quarter, a 64 percent increase from third quarter 2018. Oil volumes averaged 74.8 MBbls per day, a 53 percent increase from third quarter 2018 and up six percent sequentially.

Cimarex brought 44 gross (16 net) wells on production in the Permian region during the third quarter. There were 43 gross (32 net) wells waiting on completion at September 30. Cimarex currently is operating eight drilling rigs and two completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 88.1 MBOE per day for the third quarter, down 10 percent from third quarter 2018 and up three percent sequentially.

During the third quarter, Cimarex brought 52 gross (5 net) wells on production in the Mid-Continent region. At the end of the quarter, 36 gross (2 net) wells were waiting on completion. Cimarex is not currently operating a drilling rig or completion crew in the Mid-Continent.

Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Permian Basin
Gas (MMcf)	422.9	239.4	381.2	239.3
Oil (Bbls)	74,819	49,001	70,188	49,211
NGL (Bbls)	53,311	31,919	51,492	29,863
Total Equivalent (MBOE)	198.6	120.8	185.2	119.0

Mid-Continent
Gas (MMcf)	293.7	317.9	292.1	303.6
Oil (Bbls)	14,788	14,755	13,880	14,149
NGL (Bbls)	24,338	29,603	25,480	27,829
Total Equivalent (MBOE)	88.1	97.3	88.0	92.6

Total Company
Gas (MMcf)	718.0	558.8	674.6	544.4
Oil (Bbls)	89,731	63,909	84,230	63,586
NGL (Bbls)	77,693	61,560	77,021	57,748
Total Equivalent (MBOE)	287.1	218.6	273.7	212.1

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Permian Basin
Gas ($ per Mcf) (1)	0.40	1.66	0.36	1.79
Oil ($ per Bbl)	52.69	55.16	51.70	58.24
NGL ($ per Bbl) (2)	9.94	27.53	12.40	23.95

Mid-Continent
Gas ($ per Mcf) (3)	1.57	1.97	2.01	2.01
Oil ($ per Bbl)	52.73	68.42	53.55	64.82
NGL ($ per Bbl) (4)	12.69	23.75	15.28	21.77

Total Company
Gas ($ per Mcf) (5)	0.88	1.84	1.08	1.92
Oil ($ per Bbl)	52.71	58.25	52.02	59.70
NGL ($ per Bbl) (6)	10.80	25.72	13.36	22.90
________________________________________

(1)
The average realized gas price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.41 per Mcf, $0.12 per Mcf, $0.37 per Mcf, and $0.11 per Mcf for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(2)
The average realized NGL price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $1.88 per barrel, $1.55 per barrel, $1.82 per barrel, and $1.64 per barrel for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(3)
The average realized gas price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.04 per Mcf, $0.04 per Mcf, $0.05 per Mcf, and $0.04 per Mcf for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(4)
The average realized NGL price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.29 per barrel, $0.53 per barrel, $0.31 per barrel, and $1.05 per barrel for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(5)
The average realized gas price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $0.26 per Mcf, $0.07 per Mcf, $0.23 per Mcf, and $0.07 per Mcf for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, respectively.

(6)
The average realized NGL price shown in the table above includes the effects of ASC 606, which reduced the average realized prices by $1.38 per barrel, $1.06 per barrel, $1.31 per barrel, and $1.36 per barrel for the three months ended September 30, 2019 and 2018 and the nine months ended September 30, 2019 and 2018, respectively.

Other
Cimarex received cash settlements of $17.6 million related to its gas hedges during the quarter. Settlement of oil hedges resulted in a cash payment of $15.9 million.

The following table summarizes the company’s current open hedge positions:

		4Q19	1Q20	2Q20	3Q20	4Q20	1Q21

Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	120,000	90,000	60,000	30,000	30,000	10,111
	Wtd Avg Floor	$1.92	$1.92	$1.90	$1.85	$1.85	$1.85
	Wtd Avg Ceiling	$2.35	$2.36	$2.28	$2.31	$2.31	$2.31

	El Paso Perm(3)
	Volume (MMBtu/d)	60,000	40,000	30,000	20,000	20,000	—
	Wtd Avg Floor	$1.38	$1.40	$1.40	$1.35	$1.35	$—
	Wtd Avg Ceiling	$1.71	$1.79	$1.82	$1.66	$1.66	$—

	Waha (3)
	Volume (MMBtu/d)	60,000	50,000	30,000	—	—	—
	Wtd Avg Floor	$1.48	$1.50	$1.57	$—	$—	$—
	Wtd Avg Ceiling	$1.82	$1.87	$1.97	$—	$—	$—

Oil Collars:	WTI(4)
	Volume (Bbl/d)	37,326	30,000	22,000	14,000	14,000	6,000
	Wtd Avg Floor	$54.05	$53.12	$50.61	$49.68	$49.68	$49.24
	Wtd Avg Ceiling	$66.48	$65.80	$62.15	$60.92	$60.92	$58.41

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	40,826	29,000	21,000	14,000	14,000	6,000
	Wtd Avg Differential	$(5.42)	$0.25	$0.29	$0.65	$0.65	$0.57

Oil Swaps:	WTI(4)
	Volume (Bbl/d)	5,000	—	—	—	—	—
	Wtd Avg Fixed	$64.54	$—	$—	$—	$—	$—

Gas Swaps:	Henry Hub(6)
	Volume (MMBtu/d)	35,000	—	—	—	—	—
	Wtd Avg Fixed	$3.00	$—	$—	$—	$—	$—

Sold Oil Calls:	WTI(4)
	Volume (Bbl/d)	3,670	—	—	—	—	—
	Wtd Avg Ceiling	$64.36	$—	$—	$—	$—	$—

Conference call and webcast
Cimarex will host a conference call tomorrow, November 5, at 11:00 a.m. EST (9:00 a.m. MST). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216). A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s third quarter 2019 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the “2019 Outlook” contains projections for certain 2019 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; declines in the values of our oil and gas properties resulting in impairments; local commodity price differentials; derivative and hedging activities; higher than expected costs and expenses, including the availability and cost of services and materials; our ability to successfully integrate the business of the recently acquired Resolute Energy Corporation; unknown liabilities related to Resolute; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957
www.cimarex.com

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2
Debt to total capitalization is calculated by dividing the sum of (i) the principal amount of senior notes and (ii) redeemable preferred stock by the sum of (x) the principal amount of senior notes, (y) redeemable preferred stock, and (z) total stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

6	Henry Hub (located in So. Louisiana) is the official location for futures contracts on the New York Mercantile Exchange (NYMEX).

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share data)

Net income	$40,527	$148,354	$176,152	$475,669
Impairment of oil and gas properties (1)	108,879	—	108,879	—
Mark-to-market (gain) loss on open derivative positions	(37,039)	53,507	34,831	51,128
Loss on early extinguishment of debt	—	—	4,250	—
Acquisition related costs	13	—	8,404	—
Tax impact	(19,472)	(12,253)	(38,309)	(11,810)
Adjusted net income	$92,908	$189,608	$294,207	$514,987
Diluted earnings per share	$0.39	$1.56	$1.72	$5.00
Adjusted diluted earnings per share*	$0.91	$1.99	$2.93	$5.39

Weighted-average number of shares outstanding:
Adjusted diluted**	101,593	95,512	100,266	95,472
______________________________________

(1)	An additional ceiling test impairment is anticipated in the fourth quarter.

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Net cash provided by operating activities	$320,074	$453,474	$984,157	$1,157,813
Change in operating assets and liabilities	40,655	(64,792)	63,996	(52,386)

Adjusted cash flow from operations	$360,729	$388,682	$1,048,153	$1,105,427

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019		2018	2019	2018
	(in thousands)
Acquisitions:
Proved	$2,373		$—	$696,173	$62
Unproved	(30,314)	(1)	10,015	1,021,468	12,251
	(27,941)		10,015	1,717,641	12,313

Exploration and development:
Land and seismic	$18,377		$55,603	$42,456	$76,027
Exploration and development	278,083		445,429	947,002	1,113,898
	296,460		501,032	989,458	1,189,925

Property sales:
Proved	$(9,286)		$(527,650)	$(27,314)	$(557,191)
Unproved	(81)		(12,022)	(9,835)	(17,323)
	(9,367)		(539,672)	(37,149)	(574,514)

	$259,152		$(28,625)	$2,669,950	$627,724

(1) Amount represents an adjustment made to the Resolute preliminary purchase price allocation upon finalization of the quantity of acres acquired.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share information)
Revenues:
Oil sales	$435,094	$342,495	$1,196,166	$1,036,402
Gas and NGL sales	135,483	240,087	479,442	646,007
Gas gathering and other	11,728	8,906	30,117	32,487
	582,305	591,488	1,705,725	1,714,896
Costs and expenses:
Impairment of oil and gas properties	108,879	—	108,879	—
Depreciation, depletion, amortization, and accretion	230,172	138,195	638,122	417,555
Production	88,300	76,272	253,259	226,758
Transportation, processing, and other operating	52,697	49,720	154,636	146,818
Gas gathering and other	13,893	10,569	39,818	29,859
Taxes other than income	30,873	28,431	105,600	86,549
General and administrative	15,499	21,148	69,494	64,208
Stock compensation	6,797	6,437	20,004	16,262
(Gain) loss on derivative instruments, net	(38,735)	54,006	35,949	71,546
Other operating expense, net	10,141	10,015	19,057	15,470
	518,516	394,793	1,444,818	1,075,025

Operating income	63,789	196,695	260,907	639,871

Other (income) and expense:
Interest expense	24,586	17,159	69,665	50,837
Capitalized interest	(16,264)	(5,457)	(41,811)	(15,117)
Loss on early extinguishment of debt	—	—	4,250	—
Other, net	(139)	(7,544)	(4,547)	(14,716)

Income before income tax	55,606	192,537	233,350	618,867
Income tax expense	15,079	44,183	57,198	143,198
Net income	$40,527	$148,354	$176,152	$475,669

Earnings per share to common stockholders:
Basic	$0.39	$1.56	$1.72	$5.00
Diluted	$0.39	$1.56	$1.72	$5.00

Dividends declared per common share	$0.20	$0.18	$0.60	$0.50

Weighted-average number of shares outstanding:
Basic	99,735	93,845	98,452	93,758
Diluted	99,735	93,867	98,458	93,788

Comprehensive income:
Net income	$40,527	$148,354	$176,152	$475,669
Other comprehensive income:
Change in fair value of investments, net of tax of ($648), $159, ($220) and $160, respectively	(2,198)	539	(745)	541
Total comprehensive income	$38,329	$148,893	$175,407	$476,210

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands)
Cash flows from operating activities:
Net income	$40,527	$148,354	$176,152	$475,669
Adjustments to reconcile net income to net cash
provided by operating activities:
Impairment of oil and gas properties	108,879	—	108,879	—
Depreciation, depletion, amortization, and accretion	230,172	138,195	638,122	417,555
Deferred income taxes	15,079	43,083	57,198	142,815
Stock compensation	6,797	6,437	20,004	16,262
(Gain) loss on derivative instruments, net	(38,735)	54,006	35,949	71,546
Settlements on derivative instruments	1,696	(499)	(1,118)	(20,418)
Loss on early extinguishment of debt	—	—	4,250	—
Amortization of debt issuance costs and discounts	783	727	2,285	2,183
Changes in non-current assets and liabilities	(5,379)	(1,957)	(2,630)	(1,244)
Other, net	910	336	9,062	1,059
Changes in operating assets and liabilities:
Accounts receivable	(37,509)	(26,784)	80,183	(11,772)
Other current assets	2,901	2,535	2,140	4,421
Accounts payable and other current liabilities	(6,047)	89,041	(146,319)	59,737
Net cash provided by operating activities	320,074	453,474	984,157	1,157,813
Cash flows from investing activities:
Acquisition of Resolute Energy, net of cash acquired	—	—	(284,441)	—
Oil and gas capital expenditures	(288,623)	(500,677)	(1,000,380)	(1,151,484)
Sales of oil and gas assets	15,314	538,525	28,547	573,367
Sales of other assets	425	465	859	990
Other capital expenditures	(18,894)	(18,925)	(59,035)	(75,037)
Net cash (used) provided by investing activities	(291,778)	19,388	(1,314,450)	(652,164)
Cash flows from financing activities:
Borrowings of long-term debt	529,000	—	2,239,310	—
Repayments of long-term debt	(529,000)	—	(2,610,000)	—
Financing, underwriting, and debt redemption fees	(7)	—	(11,798)	—
Finance lease payments	(1,176)	—	(2,731)	—
Dividends paid	(21,483)	(15,237)	(60,130)	(38,038)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(1,752)	(5,464)	(2,406)	(6,410)
Proceeds from exercise of stock options	593	962	1,267	2,211
Net cash used by financing activities	(23,825)	(19,739)	(446,488)	(42,237)
Net change in cash and cash equivalents	4,471	453,123	(776,781)	463,412
Cash and cash equivalents at beginning of period	19,414	410,823	800,666	400,534
Cash and cash equivalents at end of period	$23,885	$863,946	$23,885	$863,946

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30, 2019	December 31, 2018
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$23,885	$800,666
Accounts receivable, net of allowance	425,329	454,200
Oil and gas well equipment and supplies	49,113	55,553
Derivative instruments	49,385	101,939
Other current assets	8,867	11,781
Total current assets	556,579	1,424,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	20,134,383	18,566,757
Unproved properties and properties under development, not being amortized	1,539,008	436,325
	21,673,391	19,003,082
Less – accumulated depreciation, depletion, amortization, and impairment	(15,979,664)	(15,287,752)
Net oil and gas properties	5,693,727	3,715,330
Fixed assets, net of accumulated depreciation of $373,351 and $324,631, respectively	538,179	257,686
Goodwill	751,836	620,232
Derivative instruments	5,715	9,246
Other assets	73,169	35,451
	$7,619,205	$6,062,084
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$65,925	$106,814
Accrued liabilities	430,832	379,455
Derivative instruments	24,983	27,627
Revenue payable	207,751	194,811
Operating leases	67,208	—
Total current liabilities	796,699	708,707
Long-term debt principal	2,000,000	1,500,000
Less—unamortized debt issuance costs and discounts	(15,266)	(11,446)
Long-term debt, net	1,984,734	1,488,554
Deferred income taxes	446,961	334,473
Derivative instruments	403	2,267
Operating leases	199,645	—
Other liabilities	219,585	198,297
Total liabilities	3,648,027	2,732,298
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 62,500 shares authorized and issued and no shares authorized and issued, respectively	81,620	—

Stockholders' equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 101,820,140 and 95,755,797 shares issued, respectively	1,018	958
Additional paid-in capital	3,234,318	2,785,188
Retained earnings	654,212	542,885
Accumulated other comprehensive income	10	755
Total stockholders' equity	3,889,558	3,329,786
	$7,619,205	$6,062,084